COLUMBIA ETF TRUST I

AMENDMENT NO. 9 TO THE

AMENDED AND RESTATED DECLARATION OF TRUST

WHEREAS, Section 6 of Article III of the Amended and Restated Declaration of Trust (the “Declaration of Trust”) of Columbia ETF Trust I (the “Trust”), dated April 15, 2016, as amended from time to time, authorizes the Trustees of the Trust to amend the Declaration of Trust to change the designation of any Series or class of Shares without authorization by vote of the Shareholders of the Trust.

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of Columbia ETF Trust I, do hereby certify that we have authorized the creation of the additional Series of the Trust: Columbia Research Enhanced Real Estate ETF and have authorized the following amendment to said Declaration of Trust:

Section 6 of Article III is hereby amended to read as follows:

Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated:

Columbia Diversified Fixed Income Allocation ETF

Columbia Multi-Sector Municipal Income ETF

Columbia Research Enhanced Core ETF

Columbia Research Enhanced Real Estate ETF

Columbia Research Enhanced Value ETF

Columbia Seligman Semiconductor and Technology ETF

Columbia Short Duration Bond ETF

Columbia International ESG Equity Income ETF

Columbia U.S. ESG Equity Income ETF

The rest of this Section 6 remains unchanged.

The foregoing amendment is effective as of March 10, 2023.

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IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 9 to the Declaration of Trust on March 10, 2023.

/s/ George S. Batejan	/s/ Brian J. Gallagher
George S. Batejan	Brian J. Gallagher

/s/ Kathleen A. Blatz	/s/ Douglas A. Hacker
Kathleen A. Blatz	Douglas A. Hacker

/s/ Daniel J. Beckman	/s/ Nancy T. Lukitsh
Daniel J. Beckman	Nancy T. Lukitsh

/s/ Pamela G. Carlton
Pamela G. Carlton	David M. Moffett

/s/ Janet Langford Carrig	/s/ Catherine James Paglia
Janet Langford Carrig	Catherine James Paglia

/s/ J. Kevin Connaughton	/s/ Natalie A. Trunow
J. Kevin Connaughton	Natalie A. Trunow

/s/ Olive M. Darragh	/s/ Sandra L. Yeager
Olive M. Darragh	Sandra L. Yeager

/s/ Patricia M. Flynn
Patricia M. Flynn

Registered Agent:	Corporation Service Company 84 State Street Boston, MA 02109